EXHIBIT 99

Consulting Fee Agreement, dated February 28, 1997

                     CONSULTING FEE AGREEMENT
                 --------------------------------

     This Consulting Fee Agreement (the "Agreement") is made this 28th day of February, 1997, by and among Mason Oil Company, Inc., a Utah corporation, and its successors and assigns, whose principal place of business is located at 6337 Ravenwood Drive, P.O. Box 1566, Sarasota, Florida, 34230 (the "Company") and Carl L. Smith, III, a Florida resident with an address of 5423 Creeping Hammock Drive, Sarasota, Florida 34231, and Matthew A. Veal, a Florida resident with an address of 2917 S. Atlantic Avenue, Unit 502, Daytona Beach Shores, Florida 32118, and Peg Quisenberry, a Florida resident with an address of 2389 Main Street, Sarasota, Florida 34237, and David Wood, a North Carolina resident with an address of 7720 Arboretum Drive, Suite 103, Charlotte, North Carolina 28270 (collectively, the "Consultants"). The Consultants executed and delivered this Agreement by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "D" hereof.

                             RECITALS
                           ------------

     WHEREAS, the Board of Directors of the Company has agreed to adopt a written consulting fee agreement for compensation of four individual Consultants, who are natural persons, for agreed upon services previously performed and to be performed; and

     WHEREAS, the Company has previously engaged the Consultants to provide services at the request of and subject to the satisfaction of its management, and may avail itself of the services of the Consultants during the term hereof; and

     WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of the Company; and

     WHEREAS, a general description of the nature of the agreed-upon services performed and to be performed by the Consultants and the estimated value of such services under this Agreement are listed in the Counterpart Signature Pages attached hereto; and

     WHEREAS, the Company and the Consultants intend that this Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission (the "SEC") pursuant to which the Company may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the SEC by the Company.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                       OPERATIVE PROVISIONS
                       --------------------

1. Consultant Services. The Company hereby acknowledges the employment of the Consultants and the Consultants hereby acknowledge acceptance of such employment, and have performed the services requested by management of the Company to the Company's satisfaction during the term hereof. Subject to the terms and conditions of this Agreement, the Consultants shall continue to provide consulting services at the request of the Company in connection with its general operations and projects. The Consultants have no minimum or maximum time limits in performing duties hereunder; provided, however, that any services performed by the Consultants shall be performed in accordance with the requests of the management of the Company. The services performed by the Consultants hereunder have been personally rendered by the Consultants and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

2. Compensation. In consideration of the services performed and to be performed by the Consultants hereunder, shares of the Company's common stock shall be issued to the Consultants according to the following schedule (the "Shares"):

    Name of Consultant               Number of Shares
    -------------------              ----------------
    Carl L. Smith, III               350,000
    Matthew A. Veal                  350,000
    Peg Quisenberry                    5,000
    David Wood                       150,000

3. Grant of Certain Options. In addition to the Compensation, and in further consideration of services performed and to be performed by certain Consultants hereunder, the following options are hereby granted to purchase shares of common stock of the Company at a price of $0.02 per share, all or any part of which may be exercised for a period of two years from the Effective Date of this Agreement, as defined herein (the "Options"):

    Name of Consultant               Number of Shares
    ------------------               -----------------
    Peg Quisenberry                  195,000

4. Delivery of Shares and Option Shares. Subject to the filing and effectiveness of a Registration Statement on Form S-8 of the SEC and any applicable state securities filings covering the Shares, one or more certificates representing such Shares shall be delivered to the respective Consultants, at their respective addresses listed above, unless another address shall be provided to the Company by any Consultant in writing prior to the creation of such certificates. On submission of payment for the number of shares to be purchased from time to time upon exercise of the Options or any part thereof (the "Option Shares"), which payment shall be in U.S. dollars in immediately available funds, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the SEC and any applicable state securities filings covering the Option Shares, one or more certificates representing such Option Shares shall be delivered to the applicable Consultant, at her address listed above, unless another address shall be provided to the Company by such Consultant in writing prior to the creation of such certificates.

5. Additional Compensation. In further consideration of services performed or to be performed by David Wood, one of the Consultants hereunder, the Company shall pay to David Wood a total of $15,000 as follows: $5,000 on or before February 15, 1997; $5,000 on or before March 15, 1997; and $5,000 on or before April 15, 1997.

6. Expenses. The Company shall reimburse the Consultants for all ordinary and necessary out-of-pocket expenses incurred on behalf of the Company in connection with the services performed or to be performed by the Consultants hereunder. The Consultants shall furnish such receipts or other evidence of payment of such expenses as may be reasonably necessary to substantiate the same.

7. Limitation on Nature of Services. None of the services performed or to be performed by the Consultants and paid for by the issuance of shares of common stock of the Company are or shall be services related to any "capital raising" transaction.

8. Confidential Information. The Consultants acknowledge that in the course of performance of services under this Agreement, it has had or will have access to and has acquired or will acquire Confidential Information (as hereinafter described) concerning the Company, its business and operations. Each of the Consultants agrees that he/she will not disclose any Confidential Information to third parties or use any Confidential Information for any purpose other than the performance of this Agreement except as disclosure may be necessary or appropriate in the course of performing this Agreement. For purposes of this Agreement, the term "Confidential Information" shall include all information relating to the business of the Company and all processes, services and other activities engaged in by the Company during the term of this Agreement; provided, however, that the term "Confidential Information" shall not include any information which at the time of disclosure to the Consultant is in the public domain, or which subsequently becomes a part of the public domain by publication or otherwise through no fault of the Consultant, or which is subsequently disclosed to the Consultant or its employees by a third party not in violation of any rights or obligations owed by such third party to the Company.

9. Indemnification. Each party to this Agreement (hereinafter an "Indemnifying Party") hereby agrees to indemnify each of the other parties to this Agreement (hereinafter an "Indemnified Party") for and hold the Indemnified Party harmless against the following: (a) any and all loss, liability or damage resulting from any breach or nonfulfillment of any agreement or obligation of the Indemnifying Party under this Agreement; (b) any losses, damages, fees, settlements, or other costs or expenses resulting from any misstatement of a material fact or omission of a material fact by the Indemnifying Part contained herein or contained in the S-8 Registration Statement of the Company to be filed hereunder, to the extent that any such misstatement or omission contained in the Registration Statement was based upon information supplied by the Indemnifying Party; and (c) any and all actions, suits, proceedings, damages, assessments, judgements, settlements, costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party as a result of the failure or refusal of the Indemnifying Party to defend any claim incident to or otherwise honor the foregoing provisions after having been given notice of and an opportunity to do so.

     If any claim or liability shall be asserted against an Indemnified Party which would give rise to a claim by the Indemnified Party against an Indemnifying Party for Indemnification under the provisions of this Paragraph 5, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the same and, subject to the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld, the Indemnifying Party shall be entitled at its own expense to compromise or defend any such claim. The Indemnifying Party shall keep the Indemnified Party informed of developments with respect to such claim, including any litigation, and the Indemnified Party shall not compromise or settle any action, claim, demand or litigation without the prior written consent of the Indemnifying Party, in breach of which the Indemnified Party shall have no right to indemnification under this Agreement in respect of such compromise or settlement.

10. Term; Termination. The "Effective Date" of this Agreement is February ___, 1997. This Agreement shall remain in effect unless and until terminated as hereinafter provided. This Agreement may be terminated as to any Consultant (a) by such Consultant with cause upon forty-five (45) days notice in writing to the Company; or (b) by the Company with cause upon forty-five
(45) days notice in writing to such Consultant if such Consultant fails to perform its obligations under this Agreement and shall fail to cure such default prior to the effective date of termination; or (c) by the Company when, upon the Company's determination, the services to be performed by such Consultant are no longer required by the Company. Notwithstanding the foregoing, however, this Agreement shall have a minimum term of six (6) months and may not be terminated prior to delivery of the Shares in accordance with Paragraph 4 of this Agreement. Moreover, notwithstanding the foregoing, this Agreement shall terminate as to David Wood on April 27, 1997, unless extended by written agreement of David Wood and the Company.

11. Independent Contractor. The Company and the Consultants agree that the Consultants are independent contractors for all services performed under the terms and conditions of this Agreement and shall not be deemed to be the Company's agent for any purpose whatsoever and are not granted any right or authority under this Agreement to assume or create any obligation or liability, whether express or implied, absolute or contingent, on the
Company's behalf, or to bind the Company in any manner.    The Consultants
shall be liable for any FICA taxes, withholding or other similar taxes or charges arising from the issuance of any shares of the Company's common stock to any Consultant or any other compensation received hereunder, and the Consultants shall indemnify and hold harmless the Company therefrom; it is understood by the parties that the value of all such items has been taken into account by the parties in determining the amount of compensation for services rendered by the Consultants hereunder.

12. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Consultants as follows:

       a. Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

       b. Registration Statement of Form S-8. The Company shall engage the services of a competent professional or professionals to prepare and file a Registration Statement on Form S-8 with the SEC to cover the Shares and Option Shares to be issued under this Agreement, and the Company shall provide to the Consultants prior to the issuance and delivery of any such Shares or Option Shares a copy of each of the following: the Form S-8 Registration Statement; this Agreement; all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement; and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

       c. Securities Laws. The Company shall fully comply with any and all federal and state securities laws, rules and regulations governing the issuance of any the Shares or Option Shares.

       d. Reports with the SEC. The Company is required to file reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company has or will file with the SEC all reports required to be filed by it, and such reports are or will be true and correct in every material respect; and the Company will continue to comply with applicable reporting requirements and keep any required reports current so long as any of the Option Shares remain to be issued hereunder or the Options have not expired hereunder.

13. Representation and Warranties of Consultants. Each of the Consultants individually represents and warrants to, and covenants with, the Company as follows:

       a. Employment. Each of the Consultants has hereby accepted employment by the Company, and has agreed to perform and has performed the services requested by management of the Company to the Company's satisfaction during the term hereof. The services performed by the Consultants have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

       b. Sophisticated Investors. Each of the Consultants represents and warrants that by reason of income, net assets, education background and business acumen, he/she has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of the Company, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of his/her total investment in the Company.

       c. Limitation on Services. None of the services rendered or to be rendered by the Consultants and paid for by the issuance of the Shares or Option Shares shall be services related to any "capital raising" transaction.

       d. Valid Obligation; No Conflicts. Execution of this Agreement and performance of services hereunder by each Consultant constitutes a valid and binding obligations of such Consultant and his/her performance hereunder will not violate any other agreement to which such Consultant is a party.

14.     Miscellaneous Provisions.

       a. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable addresses appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

       b. Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

       c. Binding Agreement; Non-Assignability. Each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, heirs, devises, successors and permitted assigns of the respective parties hereto; however, none of the rights or obligations hereunder attaching to any Consultant may be assigned, without the express written consent on the Company, and none of the rights or obligations hereunder attaching to the Company may be assigned, without the express written consent of each of the Consultants. Notwithstanding any provision to the contrary, however, any Consultant may, as applicable and to the extent allowable under applicable federal and state securities laws, rules and regulations, assign any Options held by such Consultant to a registered broker in connection with such Consultant's lawful sale of such underlying Option Shares by any such broker.

       d. Entire Agreement. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and cancels any prior agreement, representation or communication, whether oral or written, between the parties relating to the transactions contemplated herein or subject matter hereof. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

       e. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

       f. Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

       g. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       h. Governing Law. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Utah. Venue for all purposes shall be deemed proper within either: (a) Salt Lake County, Utah, or (b) with respect to any action relating to the rights or obligations hereunder of David Wood, the County of Mecklenburg, North Carolina, or (c) with respect to any action relating to the rights or obligations hereunder of Carl L. Smith, III, Matthew A. Veal or Peg Quisenberry, Sarasota County, Florida.

       i. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and the parties hereto agree to submit any such claim or controversy to a competent arbitration body for resolution.

       j. Legal Fees and Costs: If any action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established herein, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his assigns, or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first written above.

                               MASON OIL COMPANY, INC.


                               By:  /s/ Paul B. Ingram
                                  ------------------------------
                                         Paul Ingram, President

                           EXHIBIT "A"
                    (Consulting Fee Agreement)


                    COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consulting Fee Agreement among Mason Oil Company, Inc. and the undersigned Consultant is executed as of the date set forth below.

                                        CONSULTANT


Date: 2/28/97                          By: /s/ Carl L. Smith, III
      -------                              ---------------------------
                                               Carl L. Smith, III

                           EXHIBIT "B"
                    (Consulting Fee Agreement)


                    COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consulting Fee Agreement among Mason Oil Company, Inc. and the undersigned Consultant is executed as of the date set forth below.

                                       CONSULTANT


Date: 2/28/97                        By:/s/ Matthew A. Veal
      --------                          ---------------------
                                            Matthew A. Veal


                           EXHIBIT "C"
                    (Consulting Fee Agreement)


                    COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consulting Fee Agreement among Mason Oil Company, Inc. and the undersigned Consultant is executed as of the date set forth below.

                                       CONSULTANT


Date:  2/28/97                         By:/s/ Peg Quisenberry
      -----------                         ------------------------
                                              Peg Quisenberry








                           EXHIBIT "D"
                    (Consulting Fee Agreement)


                    COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consulting Fee Agreement among Mason Oil Company, Inc. and the undersigned Consultant is executed as of the date set forth below.

                                       CONSULTANT


Date: 2/27/97                         By:/s/ David Wood
      --------                           ---------------------
                                              David Wood